EXHIBIT 1 (B)

          AMENDED FORM OF COMPANY'S SUBSCRIPTION AGREEMENT










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                        SUBSCRIPTION AGREEMENT
                        ----------------------

             RENAISSANCE DESIGNER GALLERY PRODUCTS, INC.

               UP TO 50,000,000 SHARES OF COMMON STOCK
                     ($0.01 PAR VALUE PER SHARE)

The undersigned hereby offers to purchase shares of the Common Stock of Renaissance Designer Gallery Products, Inc., a Nevada corporation (the "Company"), in the amount set forth on the Signature Page of this Subscription Agreement and on the terms described in the current Prospectus (as supplemented or amended from time to time). The undersigned agrees that if this subscription is accepted by the Company, it will be held, together with the underlying payment, on the terms described in the Prospectus during the Offering Period, which may extend for 180 days from the date of the Prospectus. If the Offering is terminated without sale of the Minimum Offering, funds held in escrow will be returned to the undersigned with interest earned thereon and without deduction for commissions or expenses.

The undersigned acknowledges a receipt of the current Prospectus of the Company and has given special attention to the sections therein entitled "Risk Factors" and "Dilution."

The undersigned acknowledges that the certificates for shares of the Common Stock will not be issued until approximately ten (10) days after the successful completion of the Offering.

This subscription cannot be withdrawn without the consent of the Company. ALL CHECKS FOR PAYMENT OF SUBSCRIPTIONS SHOULD BE MADE TO "RENAISSANCE - ESCROW ACCOUNT" WHICH WILL BE DEPOSITED WITH THE CENTRAL BANK & TRUST CO., HUTCHINSON, KANSAS.

                      [SIGNATURE PAGE ON PAGE 2]









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               SIGNATURE PAGE OF SUBSCRIPTION AGREEMENT

(Please Print or Type)
Subscriber(s)                           Legal Address

______________________________________     ____________________________________
(First)        (Middle)  (Last)               (Number)       (Street)

______________________________________     ____________________________________
(First)        (Middle)  (Last)               (City)         (State)   (Zip)

               Address for Notices and
               Distribution, if Different  ____________________________________
               from Legal Address:            (c/o Name)     (Acct. Number)

                                           ____________________________________
                                              (Number)     (Street)

                                           ____________________________________
                                              (City)         (State)   (Zip)

Social Security or Tax I.D. No. _______________________________________________
Tax Year End: _________________________________________________________________
I (We) Subscribe $_________________________ [________________ Share(s)]


Title to Share(s) to be held:

    ___ Individual    ___ Joint Tenants WROS        ___ Tenants in Common
                          (All persons must sign)       (All persons must sign)

    ___ Trust         ___ Corporation               ___ Partnership

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SIGNATURE OF SUBSCRIBER(S)

X__________________________________________   (Date) __________________________

X__________________________________________   (Date) __________________________


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                             Make checks payable to
                         "Renaissance - Escrow Account "

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                (TO BE COMPLETED BY THE COMPANY)

The foregoing subscription is accepted by Renaissance Designer Gallery Products, Inc. on this ________ day of ________________, 1998.

                              RENAISSANCE DESIGNER GALLERY PRODUCTS, INC.


                              By: _________________________________________
                                    A duly authorized officer

DATED: ___________________________


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